Exhibit 10.62

Service Agreement No. 450293-MCSSSNG
SERVICE AGREEMENT
UNDER RATE SCHEDULE CSS
THIS AGREEMENT, made and entered into as of this 1st day of April, 2016, by and between Southern Natural Gas Company, L.L.C., a Delaware limited liability company, hereinafter referred to as "Company", and SPIRE ALABAMA INC., a CORPORATION, hereinafter referred to:
a. as "Shipper";
WITNESSETH
WHEREAS, Company has undertaken to provide a firm storage service under Part 284 of the Federal Energy Regulatory Commission's (Commission) Regulations and Company's Rate Schedule CSS of its FERC Gas Tariff; and
WHEREAS, Shipper has requested storage service on a firm basis pursuant to Rate Schedule CSS and has submitted to Company a request for such storage service in compliance with Section 7 of Company's Rate Schedule CSS; and/or
WHEREAS, Shipper may acquire, from time to time, released firm storage capacity under Section 22 of the General Terms and Conditions of Company's FERC Gas Tariff; and
WHEREAS, Company is willing to render firm storage service to Shipper pursuant to the provisions of Rate Schedule CSS, this Agreement and Part 284 of the Commission's Regulations.
NOW, THEREFORE, the parties hereby agree as follows:
ARTICLE I
QUANTITY OF SERVICE
1.1    Subject to the terms and provisions of this Agreement and Company's Rate Schedule CSS and the General Terms and Conditions applicable thereto, Shipper has the right to maintain in Company's Storage fields under the terms of this Agreement an aggregate quantity of natural gas up to the Maximum Storage Quantity set forth on Exhibit A hereto or any effective Capacity Release Transaction. Company's obligation to accept gas at the Storage Point specified on Exhibit A hereto for injection into Storage on any day is limited to the available Maximum Daily Injection Quantity (MDIQ) specified on Exhibit A or any effective Capacity Release Transaction.
1.2    Company shall redeliver a thermally equivalent quantity of gas, less the applicable fuel charge as set forth in Rate Schedule CSS, to Shipper or a third party designated by Shipper at the Storage Point described on Exhibit A hereto. Company's obligation to withdraw gas from Storage for delivery at the Storage Point on any day is limited to the available Maximum Daily Withdrawal Quantity (MDWQ) specified on Exhibit A or any effective Capacity Release Transaction and Shipper's Storage Inventory.
1.3    In the event Shipper is the successful bidder on released firm storage capacity under Section 22 of Company's General Terms and Conditions, Company will promptly finalize by means of its Interactive Website the Capacity Release Transaction. Upon the finalization of a Capacity Release Transaction, subject to the terms, conditions and limitations hereof and Company's Rate Schedule CSS, Company agrees to provide the released firm storage service to Shipper under Rate Schedule CSS, the General Terms and Conditions thereto, and this Agreement.
ARTICLE II
CONDITIONS OF SERVICE

2.1    It is recognized that the storage service hereunder is provided on a firm basis pursuant to, in accordance with and subject to the provisions of Company's Rate Schedule CSS, and the General Terms and Conditions thereto, which are contained in Company's FERC Gas Tariff, as in effect from time to time, and which are hereby incorporated by reference. In the event of any conflict between this Agreement and Rate Schedule CSS, the terms of Rate Schedule CSS shall govern as to the point of conflict. Any limitation of storage service hereunder shall be in accordance with the priorities set out in Rate Schedule CSS.
2.2    This Agreement shall be subject to all provisions of the General Terms and Conditions specifically made applicable to Company's Rate Schedule CSS, as such conditions may be revised from time to time. Unless Shipper requests otherwise, Company shall provide to Shipper the filings Company makes at the Commission of such provisions of the General Terms and Conditions or other matters relating to Rate Schedule CSS.
2.3    Company shall have the right to discontinue service under this Agreement in accordance with Section 15.3 of the General Terms and Conditions contained in Company's FERC Gas Tariff.
2.4    The parties hereto agree that neither party shall be liable to the other party for any special, indirect, or consequential damages (including, without limitation, loss of profits or business interruptions) arising out of or in any manner related to this Agreement.
2.5    Thls Agreement is subject to the provisions of Subpart G of Part 284 of the Commission's Regulations. Upon termination of this Agreement, Company and Shipper shall be relieved of further obligation to the other party except to complete the storage activities underway on the day of termination, to comply with the provisions of Section 7(f) of Rate Schedule CSS with respect to any of Shipper's gas remaining in Storage upon termination of this Agreement, to render reports, and to make payment for storage services rendered.
ARTICLE III
NOTICES
3.1    Except as provided in Section 6.6 herein, notices hereunder shall be given pursuant to the provisions of Section 18 of the General Terms and Conditions to the respective party at the applicable address, telephone number, or e-mall addresses provided by the parties from time to time.
ARTICLE IV
TERM
4.1    Subject to the provisions hereof, this Agreement shall become effective as of the date first written above and shall be in full force and effect for the primary term(s) set forth on Exhibit A hereto, if applicable, and shall continue and remain in force and effect for successive evergreen terms specified on Exhibit A hereto unless canceled by either party giving the required amount of written notice specified on Exhibit A to the other party prior to the end of the primary term(s) or any extension thereof.
4.2    In the event Shipper has not contracted for a Maximum Storage Quantity under this Agreement directly with Company, as set forth on Exhibit A hereto, then the term of this Agreement shall be effective as of the date first hereinabove written and shall remain in full force and effect for a primary term through the end of the month and month to month thereafter unless canceled by either party giving at least five (5) days written notice to the other party prior to the end of the primary term or any extension thereof, provided however, this agreement may be terminated by Company if no activity occurs hereunder during a period of 12 consecutive months. It is provided, however that this Agreement shall not terminate prior to the expiration of the Capacity Release Transaction.
ARTICLE V
REMUNERATION
5.1    Shipper shall pay Company monthly the charges specified in Rate Schedule CSS for the storage services rendered hereunder or under each effective Capacity Release Transaction, as applicable. For service requested from Company under Rate Schedule CSS, Company shall notify Shipper as soon as practicable of the date service will commence hereunder, and if said date is not the first day of the month, the Deliverability Charge and Capacity Charge for the first month of service hereunder shall be adjusted to reflect only the actual number of days during said month that storage service is available. Company may agree from time to time to discount the rates charged Shipper for services provided hereunder in accordance with the provisions of Rate Schedule CSS or the parties may agree to a Negotiated Rate for such services in accordance with the provisions of Rate Schedule CSS. Said discounted rates or negotiated rates shall be set forth on Exhibit C or Exhibit D, respectively, hereto and shall take precedence over the charges set forth in Rate Schedule CSS during the period in which they are in effect.
5,2    The rates and charges provided for under Rate Schedule CSS shall be subject to increase or decrease pursuant to any order issued by the Commission in any proceeding initiated by Company or applicable to the services performed hereunder. Shipper agrees that Company shall, without any further agreement by Shipper have the right to change from time to time, all or any part of Rate Schedule CSS or the General Terms and Conditions applicable thereto, including without limitation the right to change the rates and charges in effect hereunder, pursuant to Section 4(d) of the Natural Gas Act as may be deemed necessary by Company, in its reasonable judgment, to assure just and reasonable terms of service and rates under the Natural Gas Act. It is recognized, however, that once a Capacity Release Transaction has been awarded, Company cannot increase the Deliverabliity Charge or Capacity Charge to be paid by Shipper under that Capacity Release Transaction, unless in its bid the Replacement Shipper has agreed to pay a percentage of the maximum tariff rate in effect and the maximum tariff rate increases during the term of the Capacity Release Transaction. Nothing contained herein shall prejudice the rights of Shipper to contest at any time the changes made pursuant to this Section 5.2, including the right to contest the rates or charges for the services provided under this Agreement, from time to time, in any rate proceedings by Company under Section 4 of the Natural Gas Act or to file a complaint under Section 5 of the Natural Gas Act with respect to such rates or charges.
ARTICLE VI
MISCELLANEOUS
6.1    This Agreement constitutes the entire Agreement between the parties and no waiver by Company or Shipper of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.
6.2    The laws of the State of Texas shall govern the validity, construction, interpretation, and effect of this Agreement, without giving effect to any conflict of laws doctrine that would apply the laws of another jurisdiction.
6.3    No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.
6.4    This Agreement shall bind and benefit the successors and assigns of the respective parties hereto. Subject to the provisions of Section 22 of the General Terms and Conditions applicable hereto, either party may assign this Agreement to an affiliated company without the prior written consent of the other party, provided that the affiliated company is creditworthy pursuant to Section 2.1(d) of the General Terms and Conditions, but neither party may assign this Agreement to a nonaffiliated company without the prior written consent of the of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign or pledge this Agreement under the provisions of any mortgage, deed of trust, indenture or similar instrument.
6.5    Exhibits A and any other Exhibits executed by the Parties from time to time attached to this Agreement, constitute a part of this Agreement and are incorporated herein.
6.6    This Agreement is subject to all present and future valid laws and orders, rules, and regulations of any regulatory body of the federal or state government having or asserting jurisdiction herein. After the execution of this Agreement for firm storage capacity from Company, each party shall make and diligently prosecute, all necessary filings with federal or other governmental bodies, or both, as may be required for the initiation and continuation of the storage service which is the subject of this Agreement. Each party shall have the right to seek such governmental authorizations, as it deems necessary, including the right to prosecute its requests or applications for such authorization in the manner it deems appropriate. Upon either party's request, the other party shall timely provide or cause to be provided to the requesting party such information and material not within the requesting party's control and/or possession that may be required for such filings. Each party shall promptly inform the other party of any changes in the representations made by such party herein and/or in the information provided pursuant to this paragraph. Each party shall promptly provide the other party with a copy of all filings, notices, approvals, and authorizations in the course of the prosecution of its filings.
6.7    This Agreement supersedes and cancels the Service Agreement (#SSNG1) dated November 1, 1993 between the parties hereto, except as otherwise provided on Exhibit C or D.
6.8    (If applicable) In the event Company subscribes for off-system storage capacity, Shipper shall pay the additional charges set forth on Exhibit E attached hereto.
IN WITNESS WHEREOF, this Agreement has been executed by the parties by their duly authorized officers and shall be effective as of the date first written above.

SOUTHERN NATURAL GAS COMPANY, L.L.C.

By    /s/ Janice H. Parker
Its    Vice President, Commercial
8-31-18

SPIRE ALABAMA INC.

By    /s/ George E. Godat
Its    VP Gas Supply
8-31-18

Service Agreement No. 450293-MCSSSNG
EXHIBIT A

Storage	Package	MSQ (Dth)	MDIQ (Dth)	MDWQ	Start Date	Primary	Primary	Evergreen	Evergreen
Point	No.		(1)	(Dth) (1)		Term	Term Notice	Term	Term Notice

677777	450303-CSSNG	12,725,820	97,891	256,964	11/1/1993	8/31/2021	365	YEAR	365

Total Maximum Storage	12,725,820 Dth
Quantity:

By:	/s/ George E. Godat	By:	/s/ Janice H. Parker
	SPIRE ALABAMA INC.		SOUTHERN NATURAL GAS COMPANY, L.L.C.
Effective Date: September 1, 2018
(1) Shipper's MDIQ and MDWQ shall be subject to adjustment each day based on the quantity of gas Shipper has in Storage pursuant to the ratchet percentages set forth in Rate Schedule CSS.